UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 1, 2025
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STEM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Post Oak Boulevard, Suite 560, Houston, Texas 77056
(Address of principal executive offices including zip code)
1-877-374-7836
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 1, 2025, the Board of Directors (the “Board”) of Stem, Inc. (the “Company”) on recommendation of the Nominating, Governance and Sustainability Committee of the Board, (i) increased the size of the Board from seven to eight directors and (ii) appointed Arun Narayanan, Chief Executive Officer of the Company, to the Board as a Class I Director, effective immediately, to fill the vacancy created by such increase. Mr. Narayanan will receive no compensation for his service as a director of the Board.

There are no arrangements or understandings between Mr. Narayanan, or any other person, pursuant to which he was appointed as a member of the Board, and neither Mr. Narayanan nor any member of his immediate family is party to any transaction of the type that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished as part of this report:

Exhibit No.	Description
99	Stem, Inc. Press Release, dated December 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: December 3, 2025	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Secretary
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